JOINT FILING AGREEMENT AMONG

JEFF TOGHRAIE, INTREPID GLOBAL ADVISORS, INC. and DON FRANK NATHANIEL VASQUEZ

WHEREAS, in accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended (the “Act”), only one joint Statement and any amendments thereto need be filed whenever one or more persons are required to file such a Statement or any amendments thereto pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such Statement or any amendments thereto is filed on behalf of each of them;

NOW, THEREFORE, the parties hereto agree as follows:

Jeff Toghraie, Intrepid Global Advisors, Inc. and Don Frank Nathaniel Vasquez do hereby agree, in accordance with Rule 3d-1(k) under the Act, to file an amendment to Statement on Schedule 13D relating to their ownership of the Common Stock of Reviv3 Procare Company and do hereby further agree that said statement shall be filed on behalf of each of them.

Dated: October 27, 2023

Jeff Toghraie

By:	/s/ Jeff Togharie
Name: Jeff Toghraie

Intrepid Global Advisors, Inc.

By:	/s/ Jeff Togharie
Name: Jeff Toghraie
Title: Managing Director

Don Frank Nathaniel Vasquez

By:	/s/ Don Frank Nathaniel Vasquez
Name: Don Frank Nathaniel Vasquez